
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         JUN-30-1996
<CASH>                                               349,390
<SECURITIES>                                         130,649
<RECEIVABLES>                                        16,869<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     217,489<F2>
<PP&E>                                               12,705,606
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       43,373,756<F3>
<CURRENT-LIABILITIES>                                5,836,521<F4>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           33,489,463
<TOTAL-LIABILITY-AND-EQUITY>                         43,373,756<F5>
<SALES>                                              000
<TOTAL-REVENUES>                                     555,740<F6>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     654,779<F7>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   227,403
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,064,004)<F8>
<EPS-PRIMARY>                                        (10.53)
<EPS-DILUTED>                                        000

<F1>Included in receivables: Accounts receivable $15,656 and Interest receivable
$1,213
<F2>Included  in current  assets:  Prepaid  insurance  $17,396,  Tenant security deposits $60,674 and Other current assets $139,419
<F3>Included in total assets:Investments  in Local Limited  Partnerships
$29,215,187,  Replacement  reserves $197,708, Deferred  escrow  $450,000  and
Deferred   expenses,   net  $90,858
<F4>Included in current  liabilities:  Accounts payable to affiliates  $878,901,
Accounts  payable and accrued  expenses  $315,256,  Current  portion of mortgage notes payable $4,207,901,  Interest payable $351,924,  Notes payable - affiliate
$22,279,  Security  deposits payable $60,260.
<F5>Included in Total Liabilities and  Equity:  Due to  affiliate  $317,874,
Deferred  acquisition  fees  payable$450,000, Former general partner advances $200,000, $2,740,082 of long-term debt and Minority interest in Local Limited  Partnerships  $339,716
<F6>Total revenue includes: Rental $451,156,  Investment $59,519 and Other
$45,065
<F7>Included in Other  Expenses:  Asset  management  fees $113,861,  General and  Administrative
$80,382,  Property  management  fees $22,133,  Rental  operations,  exclusive of depreciation  $277,122,  Depreciation  $113,217 and Amortization $48,064
<F8>Net loss reflects:  equity in losses of Local Limited Partnerships of
$739,798, and minority interest in loss of Local Limited  Partnerships $2,236

